QuickLinks -- Click here to rapidly navigate through this document

Exhibit (23)B

CONSENT OF PRICEWATERHOUSECOOPERS GMBH
TO INCORPORATION BY REFERENCE

         We consent to the incorporation by reference in the Registration Statements of Ecolab Inc. on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 33-26241; 33-34000; 33-56151; 333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 33-59431; 333-18617; 333-79449; 333-21167; 333-35519; 333-40239; 333-95037; 333-50969; and 333-62183) and Form S-3 (Registration No. 333-14771) of our report dated January 26, 2001 relating to the combined financial statements and financial statement schedule of Henkel-Ecolab as of November 30, 2000 and 1999 and for each of the three years in the period ended November 30, 2000, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers
Gesellschaft mit beschränkter Haftung
Wirtschaftsprüfungsgesellschaft
PricewaterhouseCoopers
Gesellschaft mit beschränkter Haftung
Wirtschaftsprüfungsgesellschaft
Düsseldorf, Germany
March 6, 2001

QuickLinks

CONSENT OF PRICEWATERHOUSECOOPERS GMBH TO INCORPORATION BY REFERENCE